SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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☐ Soliciting Material Pursuant to §240.14a-12

STERLING CONSTRUCTION COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL I — ELECTION OF DIRECTORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF STOCKHOLDER PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

STERLING CONSTRUCTION COMPANY, INC.

2751 CENTERVILLE ROAD — SUITE 3131

WILMINGTON, DELAWARE 19803

(281) 821-9091

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Sterling Construction Company, Inc., a Delaware corporation, will be held as follows:

Date:	May 19, 2005

Place:	Offices of Sterling Construction Company, Inc.
20810 Fernbush Lane
Houston, TX 77073

Time:	3:00 p.m., local time

Purposes:	1.	To elect three Class I directors, each to serve for a term of three years and until his successor is duly elected and qualified;

	2.	To transact such other business as may properly come before the meeting.

The stockholders of record at the close of business on March 21, 2005 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

By Order of the Board of Directors
Roger M. Barzun, Secretary

April 7, 2005

YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
PROXY IN THE ENVELOPE PROVIDED. THE EXECUTION OF A PROXY
WILL NOT AFFECT A RECORD HOLDER’S RIGHT TO VOTE
IN PERSON IF PRESENT AT THE MEETING.

This proxy statement was first mailed to stockholders on or about April 7, 2005

STERLING CONSTRUCTION COMPANY, INC.

2751 CENTERVILLE ROAD — SUITE 3131
WILMINGTON, DELAWARE 19803
(281) 821-9091

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Sterling Construction Company, Inc., a Delaware corporation (“Sterling” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the Annual Meeting of Stockholders to be held at 3:00 p.m. local time on May 19, 2005, at the offices of Sterling Construction Company, Inc., 20810 Fernbush Lane, Houston, TX 77073 or at any adjournment thereof (the “Annual Meeting”). Proxies in the form enclosed will be voted at the Annual Meeting if they are properly executed, returned to the Company prior to the Annual Meeting and not revoked prior to the voting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which contains financial statements and other information of interest to stockholders and accompanies the Notice of Annual Meeting and this Proxy Statement, is being mailed to stockholders on or about April 7, 2005.

Votes Required and Voting Procedure

Quorum. The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Holders of shares of common stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether there is a quorum at the Annual Meeting.

Proxies. All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted FOR the election of the directors listed on the proxy and in the discretion of management as to any other matters to come before the Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivering to the Secretary of the Company a written revocation, by submitting a subsequently dated proxy, or by voting in person at the meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

Record Date. The Company has established March 21, 2005 as the date for the determination of stockholders of record who are entitled to notice of, and to vote at the Annual Meeting. On that date there were 7,399,681 shares of common stock, $.01 par value per share, outstanding. Each share of common stock entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

Vote Required. The election of directors is by plurality vote. Provided that a quorum is present at the Annual Meeting either in person or by proxy, this means that the director nominees with the most votes will be elected.

Voting Procedure. The shares of holders who abstain from voting as to a particular matter, and shares held in “street” name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of a matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect in the voting on the election of the directors.

Interested persons wishing to communicate with the non-employee directors about their concerns or questions about the Company or on other matters may do so by U.S. Mail addressed to The Non-employee Directors c/o Karen A. Stempinski, Assistant Secretary, Sterling Construction Company, Inc. 20810 Fernbush Lane, Houston TX 77073. These communications will be given to the non-employee directors unless they are voluminous, in which case they will be summarized by the Secretary of the Company and the summary will be distributed to the non-employee directors.

Proxy Solicitation and Expenses

The accompanying proxy is being solicited on behalf of the Board of Directors. The expense of preparing, printing and mailing the form of proxy and the solicitation materials will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company by means of personal interview, telephone, facsimile or e-mail. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit their customers who are beneficial owners of common stock and to forward solicitation materials to such beneficial owners. The Company will reimburse them for their reasonable out-of-pocket expenses incurred in such solicitation.

PROPOSAL I – ELECTION OF DIRECTORS

The By-laws of the Company provide for such number of directors as is determined from time to time by the Board of Directors. Section 2 of Article SEVENTH of the Company’s Restated and Amended Certificate of Incorporation, as amended, provides that directors shall be divided into three classes, as nearly equal in number as reasonably possible; with each class having a full term of three years. The Company currently has a seven member Board of Directors. All directors hold office until the expiration of their terms and until their successors are duly elected and qualified, except in the case of death, resignation or removal of a director.

The Company has elected not to establish a standing nominating committee. In lieu of a nominating committee, the independent directors of the Company evaluate and nominate the candidates to succeed each director whose term of office expires at the Annual Meeting of Stockholders (which may include directors whose terms of office are expiring) and to fill any vacancies in the Board of Directors.

Because of the relatively small size of the Board of Directors, it has concluded that giving independent directors the responsibility for nominating candidates for election as directors achieves the same result as having a separate nominating committee, and satisfies the requirements of the American Stock Exchange on which the Company’s common stock is listed. Accordingly, Messrs. John D. Abernathy, Robert M. Davies, Robert W. Frickel and Christopher H. B. Mills, each of whom satisfies the independence requirements of the American Stock Exchange, have made the nominations set forth below.

The independent directors have not established a charter with respect to the nominating process, and no policy regarding the consideration of recommendations from Securityholders has been established, primarily because no such recommendations have been received by the Company for more than ten years. If a security holder wishes to nominate a person as a director, that person may follow the procedure for communicating with non-employee directors describe above, provided that the recommendation is received by the date set forth under the heading “Submission of Stockholder Proposals” at the end of this Proxy Statement.

At a minimum, nominees must have high professional and personal ethical standards, adequate time to devote to carrying out their fiduciary duties as directors and in the case of directors nominated to be independent directors, they must meet the independence standards required by SEC regulations or by the rules of the American Stock Exchange or both, as the case may be. The independent directors review a nominee’s business and professional background and seek to achieve a balance among directors of industry knowledge, business and financial expertise and prior public company experience. The only nominee for election at the Annual Meeting who is not either an incumbent director or a member of management is Mr. Steadman. Mr. Steadman was recommended by three incumbent directors, two of whom are independent directors, and each of whom has served with Mr. Steadman on the board of one or more public companies.

Patrick T. Manning and Joseph P. Harper, Sr., two incumbent directors of the Company whose terms expire at the Annual Meeting, have been nominated for re-election as Class I directors for three-year terms. Mr. Manning is Chairman of the Board and Chief Executive Officer of the Company, and Mr. Harper is President and Chief Operating Officer of the Company. Both have been directors of the Company since 2001. In addition, the Board of Directors voted to expand the Board from seven to eight directors, and the independent directors have nominated David R. A. Steadman as a third Class I director to fill the newly created vacancy. Certain information with respect to the nominees’ ages and background is set forth below.

The persons named in the enclosed proxy will vote to elect each of the nominees named above unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the proxy holder may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. The enclosed proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board of Directors unanimously recommends a vote for the election of the nominees.

Nominees	Current Position	Age	Class	Director since

Patrick T. Manning	Chairman of the Board, Chief	59	I	Director since 2001; term expires 2005
	Executive Officer, Director

Joseph P. Harper, Sr.	President, Chief Operating	59	I	Director since 2001; term expires 2005
	Officer, Director

David R. A. Steadman	None	67	I	Not Applicable

Continuing Directors

John D. Abernathy	Director	67	II	Director since 1994; term expires 2006

Robert W. Frickel	Director	61	II	Director since 2001; term expires 2006

Robert M. Davies	Director	54	III	Director since 1996; term expires 2007

Maarten D. Hemsley	Chief Financial Officer,	55	III	Director since 1998; term expires 2007
	Director

Christopher H. B. Mills	Director	52	III	Director since 2001; term expires 2007

For information relating to shares of common stock owned by each of the nominees and the continuing directors, see “Security Ownership of Certain Beneficial Owners and Management,” below.

Business History of Nominees

Patrick T. Manning. Mr. Manning is Chairman of the Board of Directors and Chief Executive Officer of the Company. He joined the Company’s subsidiary, Sterling Houston Holdings, Inc. (“SHH”) in 1971 and led its move from Detroit, Michigan into the Houston, Texas market in 1978. He is currently SHH’s President and Chief Executive Officer. Mr. Manning has served on a variety of construction industry committees, including the Gulf Coast Trenchless Association and the Houston Contractors’ Association, where he served as a member of the Board of Directors and as President from 1987 to 1993. Mr. Manning was elected Chairman of the Board of Directors and Chief Executive Officer of Sterling in July 2001 when the Company increased its equity interest in SHH to 80.1% (the “Sterling Transaction”).

Joseph P. Harper, Sr. Mr. Harper is President and Chief Operating Officer of the Company. He is also Treasurer of SHH and has been employed in that business since 1972. Mr. Harper was elected to his current positions with the Company at the time of the Sterling Transaction. Mr. Harper is a certified public accountant.

David R. A. Steadman. Mr. Steadman is President of Atlantic Management Associates, Inc., a management services and investment group. An engineer by profession, he served as Vice President of the Raytheon Company from 1980 until 1987 where he was responsible for commercial telecommunications and data systems businesses in addition to setting up a corporate venture capital portfolio. Subsequent to that and until 1989, Mr. Steadman was Chairman & Chief Executive Officer of GCA Corporation, a manufacturer of semiconductor production equipment. Mr. Steadman serves as Chairman of VISaer, Inc., a provider of software used in the maintenance, repair and overhaul of aircraft; Brookwood Companies Incorporated, a major textile converter, dyer and finisher; and as a director of Mathsoft Engineering and Education, Inc., all privately held companies. Mr. Steadman also serves on the Board of two public companies, as a director of Aavid Thermal Technologies, Inc. and as Chairman of Tech/Ops Sevcon, Inc., a manufacturer of electronic controls for electric vehicles. Mr. Steadman is a Visiting Lecturer in Business Administration at the Darden School of the University of Virginia.

Business History of Continuing Directors

John D. Abernathy. Mr. Abernathy was Chief Operating Officer of Patton Boggs LLP, a Washington D.C. law firm, from January 1995 to 2004 when he retired. He is currently a director of Par Pharmaceutical Companies, Inc., a generic drug manufacturer. Mr. Abernathy is a certified public accountant.

Robert W. Frickel. Mr. Frickel is the founder and President of R.W. Frickel Company, P.C., a public accounting firm that provides audit, tax and consulting services primarily to the construction industry. Prior to the founding of the R.W. Frickel Company in 1974, he was employed by Ernst & Ernst. Mr. Frickel is a certified public accountant.

Robert M. Davies. Mr. Davies was the Company’s Chairman and Chief Executive Officer from May 1997 to July 2001 and was its President from May 1997 to January 1999. Mr. Davies had previously been a member of the Company’s Board of Directors from 1991 until 1994. Since 2004 Mr. Davies has been a Managing Director of Mezzanine Management LLC, a European and US mezzanine and private equity investment firm with over $1.0 billion in invested capital. Prior to joining Mezzanine Management, Mr. Davies was a Managing Director of Greenwich Power LLC from 2000 and a Managing Director of Menai Capital LLC from 1998, both private equity investment firms. Mr. Davies has worked for over 15 years as a private equity investor with principal investing experience both in the US and Europe. Mr. Davies has served on numerous public and private boards and continues to hold several non-executive board positions in private companies.

Maarten D. Hemsley. Mr. Hemsley is Chief Financial Officer of the Company. He was re-elected to the Board of Directors of the Company in December 1998, having been an employee and/or director of the Company or its subsidiary, Steel City Products, Inc. (“SCPI”) in various capacities since 1988. In December 1995, he had resigned his positions with the Company and SCPI, but continued to provide consulting services to both companies through his wholly owned business, Bryanston Management, Ltd., a financial consultancy firm. Mr. Hemsley served as President, Chief Operating Officer and Chief Financial Officer of the Company from December 1998 until July 2001, and currently serves as Chief Financial Officer. Since January 2001, Mr. Hemsley has also been a consultant to (and since May 2002 an employee of) JO Hambro Capital Management Group, an investment management company based in the United Kingdom, as Fund Manager of Leisure & Media Venture Capital Trust, plc and recently as a principal of its Trident Private Equity II investment fund. Mr. Hemsley is a director of Tech/Ops Sevcon, Inc., a public company that manufactures electronic controls for electric vehicles, of Nu Nu Nurseries, plc, a public company that operates children’s nurseries in the United Kingdom, of Xn Checkout Holdings Plc, a public company that produces electronic point-of-sale systems in the United Kingdom, and of a number of privately-held companies in the United Kingdom. Mr. Hemsley is a UK Chartered Accountant.

Christopher H.B. Mills. Mr. Mills is a director of JO Hambro Capital Management Group Ltd. (“JOHCMG”). Prior to founding JOHCMG in 1993, Mr. Mills was employed by Montagu Investment Management and its successor company, Invesco MIM, as an investment manager and director, from 1975 to 1993. He is the Chief Executive of North Atlantic Smaller Companies Investment Trust plc, (“NASCIT”), an 8% stockholder of the Company, and of American Opportunity Trust plc. Effective March 31, 2005, NASCIT exercised warrants for 322,661 shares of the Company’s common stock, increasing its equity interest to 12%. Mr. Mills also serves as a director of Lesco, Inc., a US public company that manufactures and sells fertilizer and lawn products.

Executive Officers

     The following are the names, ages, positions and a brief description of the business experience during the last five years of the executive officers of the Company and its subsidiaries who are not also directors of the Company, all of whom serve until they resign or are removed by the Board of Directors. The business histories of executive officers who are also directors (Messrs. Harper, Hemsley and Manning) are set forth above.

Roger M. Barzun (63): Vice President, Secretary and General Counsel. Mr. Barzun has been Vice President, Secretary and General Counsel of the Company since August 1991 and was a Senior Vice President from May 1994 until July 2001. Mr. Barzun has been a lawyer since 1968 and is a member of the New York and Massachusetts bars.

Terrance W. Allan (53): President and Chief Executive Officer, Steel City Products, Inc. (“SCPI”) Mr. Allan has been an officer of SCPI for more than the last five years. He was appointed President of SCPI in May 2000 and its Chief Executive Officer in May 2002.

Committees of the Board

     The standing committees of the Board of Directors consist of an Audit Committee and a Compensation Committee.

The Audit Committee. The Audit Committee consists of Messrs. John D. Abernathy, Chairman, Robert M. Davies and Christopher H. B. Mills, each of whom is an independent director under the standards of the Securities and

Exchange Commission and the American Stock Exchange, on which the Company’s shares are listed. The Board of Directors has determined that Mr. Abernathy (whose background is described under the heading “Business History of Continuing Directors” above) is the Audit Committee financial expert.

     The Audit Committee is the committee of the Board of Directors that is charged with overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. The Audit Committee reviews the Company’s financial reports and other financial information, the Company’s internal accounting and financial controls, its controls and procedures relating to public disclosure of information and the audit of the Company’s financial statements by the Company’s independent auditors. The Audit Committee held four meetings during the fiscal year ended December 31, 2004. For additional information concerning the Audit Committee, see “Report of the Audit Committee for the Fiscal Year Ended December 31, 2004”.

     The Board of Directors adopted an Audit Committee Charter on February 12, 2004, which is posted on the Company’s website at www.sterlingconstructionco.com.

The Compensation Committee. The Compensation Committee consists of Messrs. Robert W. Frickel, Chairman, John D. Abernathy and Robert M. Davies, each of whom is an independent director under the standards of the American Stock Exchange.

     The Compensation Committee reviews and recommends the compensation (including the grant of employee stock options) of executive officers of the Company to the Board of Directors. For additional information regarding the Compensation Committee, see “Report of the Compensation Committee for the Fiscal Year Ended December 31, 2004”. The Compensation Committee held five meetings during the year ended December 31, 2004.

     The Board of Directors held nine meetings during the Company’s fiscal year ended December 31, 2004. Mr. Mills did not attend seven of the meetings of the Board of Directors and three of the meetings of the Audit Committee. Every other director attended all of the meetings of the Board of Directors while he was a director, as well as all meetings of committees of the Board of Directors on which he served.

     On February 12, 2004, the Board of Directors of the Company adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer and principal accounting officer as well as to those employees of its direct and indirect subsidiaries performing similar functions. The text of the Code of Ethics can be found on the Company’s website at www.sterlingconstructionco.com

Executive Compensation

     Set forth below is information about compensation, stock options and awards, employment arrangements and other information concerning the executive officers of the Company and of its subsidiaries, SHH and SCPI.

Summary Compensation Table

     The following table sets forth all compensation earned during the 2004, 2003 and 2002 fiscal years by the Company’s Chief Executive Officer during fiscal 2004 and by the other executive officers of the Company who were serving at the end of the 2004 fiscal year, for services rendered in all capacities to the Company and its subsidiaries and whose total annual salary and bonus earned in fiscal 2004 exceeded $100,000. Also included is the compensation earned by Maarten D. Hemsley, who is the Company’s Chief Financial Officer, and by Terrance W. Allan, an executive officer of SCPI.

					Long-Term Compensation
		Annual Compensation				Securities
				Other	Restricted Stock	Underlying
Name and Principal Position	Fiscal Year	Salary	Bonus	Annual Compensation	Awards	Options/SAR’s	LTIP Payouts	All Other
Patrick T. Manning(1)	2004	$225,496	$179,873	$4,450	—	13,500	—	—
Chairman of the Board	2003	$200,000	$300,000	$4,450	—	3,500	—	—
& Chief Executive	2002	$225,000	$300,000	$4,450	—	3,500	—	—
Officer

Joseph P. Harper, Sr.(2)	2004	$196,718	$173,776	$4,450	—	13,500	—	—
President & Chief	2003	$187,308	$300,000	$4,450	—	3,500	—	—
Operating Officer	2002	$225,000	$300,000	$4,450	—	3,500	—	—

					Long-Term Compensation
		Annual Compensation				Securities
				Other	Restricted Stock	Underlying
Name and Principal Position	Fiscal Year	Salary	Bonus	Annual Compensation	Awards	Options/SAR’s	LTIP Payouts	All Other
Maarten D. Hemsley(3)	2004	$88,269	—	$4,500	—	5,000	—	—
Chief Financial	2003	$88,651	—	$4,500	—	—	—	—
Officer	2002	$80,396	—	$4,500	—	—	—	—

Terrance W. Allan(4)	2004	$163,107	$41,000	—	—	3,000	—	—
Chief Executive	2003	$145,308	$55,000	—	—	—	—	—
Officer-SCPI	2002	$177,424	$25,118	—	—	5,000	—	—

1.	Mr. Manning is compensated under a single three-year employment agreement with the Company and SHH. Other annual compensation consists of annual country club dues for the benefit of the Company, but registered in Mr. Manning’s name.

2.	Mr. Harper is compensated under a single three-year employment agreement with the Company and SHH. Other annual compensation consists of annual country club dues for the benefit of the Company, but registered in Mr. Harper’s name.

3.	Mr. Hemsley is employed under a single three-year employment agreement with the Company. Other annual compensation consists of the payment by the Company of his annual long-term disability insurance premium.

4.	Mr. Allan is compensated only by SCPI under an employment agreement, except that with respect to stock options and stock awards, he is compensated by the Company.

The employment agreements of these officers are described below.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2004 with respect to the Company’s equity compensation plans.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,074,248	$1.675	135,280
Equity compensation plans not approved by security holders (1)	518,625	$0.533	51,000
Total	1,592,873	$1.274	186,280

1. This category consists of the 1998 Omnibus Stock Plan, which is described in Note 10 of Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and which accompanies this Proxy Statement.

Stock Option Grants in the Last Fiscal Year

     During fiscal 2004, employee stock options were granted by the Board of Directors to certain of the individuals named in the Summary Compensation Table, above, as follows:

STOCK OPTION GRANTS IN LAST FISCAL YEAR

							Potential Realizable
Individual Grants							Value at Assumed Annual
	Number of	% of Total Options					Rates of Stock Price
	Securities	Granted to					Appreciation for
	Underlying Options	Employees in Fiscal		Exercise Price			Option Term
Name	Granted (#)	2004		($/Share)		Expiration Date	5%	10%
Patrick T. Manning	3,500 10,000	2.2 6.3	% %	$ $	3.10 3.10	August 12, 2014 August 12, 2009	$15,388	$36,218

Joseph P. Harper, Sr.	3,500 10,000	2.2 6.3	% %	$ $	3.10 3.10	August 12, 2014 August 12, 2009	$15,388	$36,218

Maarten D. Hemsley	5,000	3.2%			$3.10	August 12, 2014	$9,748	$24,703

Terrance W. Allan	3,000	1.9%			$3.10	August 12, 2014	$5,849	$14,822

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information based upon the fair market value per share of the Company’s Common Stock at December 31, 2004 ($5.19), with respect to stock options held at that date by each of the individuals named in the Summary Compensation Table, above. The “value” of unexercised in-the-money options is the difference between the market value of the Common Stock subject to the options at December 31, 2004 and the exercise price of the option shares. During fiscal 2004, there were no option exercises by any of these individuals.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at December 31, 2004		December 31, 2004
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick T. Manning	4,320	19,880	$14,541	$46,945
Joseph P. Harper, Sr.	7,201	16,999	$24,238	$37,248
Maarten D. Hemsley	437,674	3,750	$1,640,112	$7,838
Terrance W. Allan	28,500	4,250	$113,790	$10,883

Employment Contracts; Termination of Employment; and Change-in-Control Arrangements

Mr. Patrick T. Manning. Mr. Manning serves as Chairman of the Board and Chief Executive Officer of the Company and President and Chief Executive Officer of SHH under a single three-year employment agreement with both companies dated July 18, 2004. The agreement provides for the payment to Mr. Manning of a base annual salary of $240,000. Mr. Manning is also entitled to an annual bonus of $125,000 for any fiscal year during which SHH achieves 75% or more of its budgeted earnings before interest, taxes, depreciation and amortization (“EBITDA”). Annual budgets are subject to the approval of the boards of directors of both SHH and the Company. An additional incentive bonus of up to a maximum of 100% of his base annual salary is payable to Mr. Manning based on the extent by which (if at all) SHH’s EBITDA for a given year exceeds budgeted EBITDA provided that the excess is at least 10%. The additional incentive bonus, however, is subject to a cap that has the effect of limiting on a pro rata basis the additional incentive bonuses payable to executives of SHH (including Mr. Manning) and of its subsidiary, Sterling General, Inc., to 30% of the amount of the excess EBITDA. As indicated in the Summary Compensation Table, above, Mr. Manning earned total bonuses for each of 2002 and 2003 of $300,000, which were paid in 2003 and 2004, respectively. As of the effective date of the agreement and on its first two anniversaries, Mr. Manning is entitled to be granted an employee stock option to purchase 10,000 shares of the Company’s common stock at an exercise price equal to the fair market value of a share of common stock on the date of the grant. Each option expires five years from its date of grant and vests in full on July 18, 2007, the end of the three-year term of the agreement. Mr. Manning is also entitled to a car allowance, paid vacation time and participation in SHH’s health and benefit plans.

If Mr. Manning terminates his employment for good reason (as defined in the agreement) SHH is obliged to continue to pay his annual base salary for the balance of the term of the agreement, but in any event for twelve months. If the Company or SHH terminates Mr. Manning’s employment without good cause (as defined in the agreement) SHH is obliged to continue to pay him his annual base salary for the balance of the term of the agreement or until he ceases to be subject to the non-competition obligation described below. If Mr. Manning terminates his employment without good reason; if SHH or the Company terminates his employment for good cause, or in the event of his death or permanent disability, SHH is only required to pay him his base annual salary and any vested benefits through the date of termination.

In the event of a change in control (as defined in the agreement) of the Company, SHH or any of their subsidiaries (including Texas Sterling Construction, L.P.) that is not consented to by Mr. Manning on or before its consummation, he may within thirty days thereafter terminate his employment whereupon SHH is only required to pay him his base annual salary and any vested benefits through the date of termination.

The agreement provides for a payment to Mr. Manning after his employment terminates of $1,000 per month in exchange for his obligation not to compete with the Company or SHH. If the termination of his employment is by SHH or the Company for good cause or by Mr. Manning without good reason, the payments and the non-compete obligations continue for two years. If the termination of Mr. Manning’s employment is by SHH or the Company without good cause or by Mr. Manning for good reason, the payment and non-competition obligations continue for one year. In the event Mr. Manning’s employment is terminated by SHH or the Company without good cause, Mr. Manning may elect to forego the monthly payments and be free of any non-compete obligations. In the event Mr. Manning terminates the agreement because of a change in control, no such payments are required to be made and Mr. Manning is under no non-competition obligation.

Mr. Joseph P. Harper Sr. Mr. Harper is President and Chief Operating Officer of the Company and Treasurer of SHH under an employment agreement identical to Mr. Manning’s except that his base annual salary is $215,000 and he is entitled to take eighteen weeks of vacation with the right to extend or reduce that vacation time by foregoing or receiving base annual salary at the rate of $4,000 per week.

Mr. Maarten D. Hemsley. Mr. Hemsley is Chief Financial Officer of the Company. He was employed by, and was a director of, the Company or SCPI for several years prior to 1995. In 1995, he resigned his positions with the Company and entered into a consulting agreement with the Company through his wholly owned company, Bryanston Management, Ltd. In December 1998, Mr. Hemsley was again elected to the Board of Directors and was appointed President, Chief Operating Officer and Chief Financial Officer of the Company. In connection with the closing of the purchase by the Company of 80.1% of SHH in July 2001, Mr. Hemsley’s employment agreement was amended to extend the employment period for one year at an annual base salary of $76,500. In July 2002, Mr. Hemsley’s employment agreement was extended for three years and his salary was increased to $85,000 per year. The employment agreement provides for a monthly car allowance as well as participation in health and other benefits available to officers of the Company.

Mr. Terrance W. Allan. Mr. Allan is President and Chief Executive Officer of SCPI. SCPI has an employment agreement with Mr. Allan that commenced May 1, 2000 and that provided for a base salary of $133,000 with annual salary increases through September 2002. Payment of the increase due him in September 2001 and part of his regular salary was voluntarily deferred by Mr. Allan in light of the Chapter 11 filing of one of SCPI’s largest customers. The deferral was reflected as an accrued liability of the Company. In January 2002, salary payments to Mr. Allan resumed at the contracted level and he began receiving payment of previously deferred amounts. In January 2002, the bonus provisions of Mr. Allan’s employment agreement were modified to reflect his participation in a new bonus plan for all members of SCPI’s management. Pursuant to the new bonus program, Mr. Allan is entitled to a profit-based bonus reflecting achievement of budgeted EBITDA. In addition, the new bonus program entitles all eligible employees of SCPI, including Mr. Allan, to a discretionary bonus of up to one-third of the profit-based bonus paid. In May 2004 Mr. Allan’s agreement was amended to extend his employment through September 30, 2005, with an increase in his annual compensation to $150,000 effective October 1, 2004.

Compensation of Directors

     Through fiscal 2004, each director who was not an employee of the Company received an annual fee of $12,500, and the Chairman of the Audit Committee received an additional fee of $7,500 per year. Directors received no meeting fees, but were entitled to reimbursement for out-of-pocket expenses incurred in attending meetings. At December 31, 2004, all fees due to directors for fiscal 2004 had been paid, with the exception of certain fees due Mr. Mills that had been accrued but not paid at his request.

     Effective January 1, 2005, the fee structure for non-employee directors was changed to provide for meeting fees and to add an annual fee for the Chairman of the Compensation Committee as summarized in the table below:

Annual fees:
All Directors	$7,500
All Directors (effective at the Annual Meeting of Stockholders):	A ten-year option to purchase 5,000 shares of the Company’s common stock at the market price on the date of grant and vesting in full on the date of grant.

Additional Annual Fees:
Chairman of the Audit Committee	$7,500
Chairman of the Compensation Committee	$2,500
Meeting fees:
Regularly scheduled in-person Board meeting	$1,250
Regularly scheduled telephonic Board meeting	$1,000
Other telephonic Board meeting:	$500
Audit Committee meeting	$750
Compensation Committee meeting	$750

     In addition, all directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Company’s board and board committees.

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

     Messrs. Abernathy, Davies and Mills are members of the Audit Committee. The Committee operates under a written charter adopted by the Board of Directors in February 2004. The Audit Committee is charged with assisting the Board of Directors in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. Management is responsible for preparing the Company’s financial statements, and the Auditors are responsible for auditing those financial statements. The Audit Committee has oversight responsibilities with respect to those two activities. The Audit Committee reviews the Company’s financial reports and other financial information and oversees the Company’s internal accounting and financial controls, its controls and procedures relating to public disclosure of information, and the audit of the Company’s financial statements by the Company’s independent auditors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (“Communication with Audit Committees”). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and discussed with them their independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     In 2004 Mr. Frickel served as a member of the Audit Committee, but resigned in August 2004 in accordance with the rules of the American Stock Exchange regarding the membership of audit committees. Mr. Davies was appointed in his place.

The Audit Committee:	John D. Abernathy, Chairman
Robert M. Davies
Christopher H.B. Mills

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR FISCAL YEAR 2004

     This report has been prepared by the Compensation Committee of the Board of Directors and addresses the Company’s compensation policies with respect to the Chief Executive Officer and executive officers of the Company in general for fiscal 2004. All members of the Committee are independent directors under the standards of the American Stock Exchange. During fiscal 2004 the Company had no operating business of its own, but was a holding company of other operating businesses. The Company has elected to include in the Summary Compensation Table certain information concerning an executive officer of SCPI, Mr. Allan, who is not, however, an executive officer of the Company and accordingly, a discussion of his compensation is included here. Reference is made generally to the information under the heading “Employment Contracts and Termination of Employment and Change-in-Control Arrangements”.

     Compensation Policy. The overall intent for executive compensation is to establish levels of compensation that (i) provide appropriate incentives in order to command high levels of individual performance and thereby increase the value of the Company to its stockholders, and (ii) are sufficiently competitive to attract and retain the skills required for the success and profitability of the Company. The principal components of executive compensation are salary, bonus and stock options.

     Chief Executive Officer’s Compensation. The compensation Mr. Manning received in 2004 under his employment agreement with the Company and SHH dated July 2004 was determined to be appropriate by the members of the Committee serving at the time based on an analysis of compensation for executives with similar responsibilities at companies of similar size within the construction industry together with an evaluation of the nature of the position; the expertise and responsibility that the position requires; Mr. Manning’s extensive experience in the construction industry; the generally strong performance of SHH (of which Mr. Manning is also Chief Executive Officer) during prior years and the subjective judgment of the members of the Committee of a reasonable level of compensation.

     Other Executive Officers. In considering the compensation for Mr. Harper under his employment agreement with the Company and SHH dated July 2004, the Committee followed similar benchmarking and evaluation processes as were applied to Mr. Manning’s compensation. Mr. Allan is included in the Company’s disclosures relating to executive compensation because of his importance to the success of SCPI. The May 2004 modification to Mr. Allan’s employment agreement was reviewed and approved by the Company’s Compensation Committee and by the Compensation Committee of SCPI.

     Salary. Since all of the executive officers are long-term employees of the Company and/or SCPI and SHH, their salaries in fiscal 2004 were based on the benchmarking procedures described above, in respect of Mr. Manning and Mr. Harper, the level of their prior salaries, and the subjective judgment of the members of the Company’s and SCPI’s Compensation Committees as to the value of the executive’s past contribution and potential future contribution to the business.

     Bonuses. Since the renewal of their employment agreements in July 2004, each of Mr. Manning and Mr. Harper is entitled to receive an incentive bonus of $125,000 in respect of any fiscal year during which SHH achieves 75% or greater of its Board-approved annual budgeted EBITDA. Additional incentive bonuses may be earned up to an aggregate of 100% of base salary if SHH EBITDA exceeds budgeted EBITDA by at least 10%. The additional incentive bonus, however, is subject to a cap that has the effect of limiting on a pro rata basis the additional incentive bonuses payable to executives of SHH (including Mr. Manning and Mr. Harper) and of its subsidiary, Sterling General, Inc., to 30% of the amount of the excess EBITDA. In fiscal 2004, Mr. Manning and Mr. Harper were eligible to receive their incentive bonuses and additional incentive bonuses based on the financial performance of SHH for fiscal 2004. The 2004 bonus was paid in late March 2005 following approval by the Company’s Compensation Committee.

     In 2002, Mr. Allan’s employment agreement was amended to provide for Mr. Allan’s participation in a new bonus plan for all members of SCPI’s management. Pursuant to the new bonus program, Mr. Allan is entitled to a profit-based bonus reflecting achievement of budgeted EBITDA. In addition, the new bonus program entitles all eligible employees of SCPI, including Mr. Allan, to a discretionary bonus of up to one-third of the profit-based bonus paid.

Stock Options. The Committee believes that stock ownership by executive officers is important in aligning management’s and stockholders’ interests in the enhancement of stockholder value over the long term. The exercise price of all outstanding stock option grants is equal to the market price of the common stock on the date of grant. In fiscal 2004, options were granted to certain executives in recognition of their performance.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. The Company’s compensation payable to any one executive officer (including potential income from outstanding stock options) is currently and for the foreseeable future unlikely to reach that threshold. In addition, because of the Company’s significant net operating loss carryforwards, the tax-deductibility of compensation payments is not currently an issue. However, should circumstances change, the Compensation Committee will study the matter and make recommendations to the Board of Directors.

The Compensation Committee:	Robert W. Frickel, Chairman
John D. Abernathy
Robert M. Davies

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In July 2001, Messrs. Abernathy, Frickel and Mills were appointed the members of the Compensation Committee of the Company. In August 2004 Mr. Mills stepped down as a member of the Compensation Committee, and Mr. Davies was elected to take his place. Prior to July 2001 Mr. Davies was an executive officer of the Company, but none of the Company’s executive officers served as a director or member of the Compensation Committee (or any other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of the Company’s Compensation Committee.

     The Board of Directors intends that any transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and that they will be approved by a majority of the Board of Directors who are independent and disinterested with respect to the proposed transaction.

     See also “Compensation of Directors” and “Employment Contracts and Termination of Employment and Change-in-Control Arrangements.”

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

     Except as otherwise indicated in the footnotes, the Company believes that the beneficial owners of the common stock listed in the following tables, based on information furnished by such owners, have sole investment and voting power with respect to the shares of common stock shown as beneficially owned by them. The numbers and percentages assume for each person or group listed the acquisition of all shares as to which beneficial ownership may be acquired by such person or group (“Option Shares”) within sixty days of March 1, 2005, in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, but not the acquisition of Option Shares owned by any other person.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information at December 31, 2004 with respect to the beneficial ownership of shares of the Company’s common stock by each person (other than members of the Board of Directors or management) known to the Company to own beneficially more than 5% of the outstanding shares of common stock.

Name and Address	Number of Shares of
of Beneficial Owner	Common Stock	Percent of Class
North Atlantic Smaller Companies
Investment Trust plc
c/o North Atlantic Value LLP*
Ryder Court
14 Ryder Street	605,520 (1)	8.2%
London SW1Y 6QB, England

Name and Address	Number of Shares of
of Beneficial Owner	Common Stock	Percent of Class
J O Hambro Capital Management
Group, Limited
Ryder Court
14 Ryder Street
London SW1Y 6QB, England	605,520(1)	8.2%

J O Hambro Capital Management
Limited
Ryder Court
14 Ryder Street
London SW1Y 6QB, England	605,520(1)	8.2%

Christopher H. B. Mills
c/o North Atlantic Value LLP*
Ryder Court
14 Ryder Street
London SW1Y 6QB, England	617,520(1)(2)	8.2%

Growth Financial Services Limited
c/o North Atlantic Value LLP*
Ryder Court
14 Ryder Street
London SW1Y 6QB, England	605,520(1)	8.2%

*successor to J O Hambro Capital
Management Limited

(1)	Of these shares, 605,520 were purchased at $1.50 per share in July 2001 as part of the Sterling Transaction. J O Hambro Capital Management Group Limited, JOHCM, Christopher H. B. Mills, Growth Financial Services Limited and NASCIT claim shared voting power of these shares pursuant to Amendment No. 1 to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002.

(2)	This number includes 12,000 shares issuable under outstanding stock options that are exercisable within sixty days of March 1, 2004 at $1.50 per share and 605,520 shares purchased by NASCIT at $1.50 per share in July 2001 as part of the Sterling Transaction.

Security Ownership of Directors and Management.

     The following table sets forth information at March 1, 2005 regarding beneficial ownership of common stock by the Company’s directors, the Chief Executive Officer of the Company and the other executive officers of the Company listed in the Summary Compensation Table above, and all directors and executive officers as a group. The address of each of the individuals listed below is the address of the Company.

Name of Beneficial Owner	Shares of Common Stock	Percent of Class
John D. Abernathy	129,162 (1)	1.7%
Robert M. Davies	742,492 (2)	9.4%
Robert W. Frickel	74,000 (3)	1.0%
Joseph P. Harper, Sr.	684,069 (4)	9.2%
Maarten D. Hemsley	529,062 (5)	6.8%
Patrick T. Manning	224,794 (6)	3.0%
Christopher H.B. Mills	617,520 (3)	8.3%
Terrance W. Allan	30,250 (7)	*
Roger M. Barzun	42,661 (8)	*
All directors and executive officers as a group (9 persons)	3,074,010(9)	35.9%

*	Represents beneficial ownership of less than one percent (1%)

1.	This number includes 96,166 shares that are issuable under outstanding stock options that are presently exercisable at prices ranging from $0.75 to $3.375 per share.

2.	This number includes 544,992 shares that are issuable under outstanding stock options that are presently exercisable at prices ranging from $0.50 to $2.75 per share.

3.	This number includes 12,000 shares issuable under outstanding stock options that are presently exercisable at $1.50 per share.

4.	This number includes 7,201 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $1.50 to $3.10 per share.

5.	This number includes 437,674 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $0.50 to $3.10 per share.

6.	This number includes 4,320 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $1.50 to $3.05 per share.

7.	This number includes 24,750 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $1.00 to $1.50 per share. Mr. Allan is an executive officer SCPI.

8.	This number includes 20,500 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $0.88 to $3.10 per share.

9.	This number includes 1,149,607 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $0.50 to $3.375 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Insiders”) to file reports of beneficial ownership and certain changes in beneficial ownership with the Securities and Exchange Commission and to furnish the Company with copies of those reports.

     Based solely on a review of those reports and amendments thereto furnished to the Company during fiscal 2004 or written representations by Insiders that no reports were required to be filed, the Company believes that during the Fiscal Year ended December 31, 2004 all Section 16(a) filing requirements applicable to the Company’s Insiders were satisfied.

Certain Relationships and Related Party Transactions

     In October 1999, certain shareholders of Sterling Houston Holdings, (“SHH”) exercised their right to sell a second tranche of equity securities to Oakhurst Technology, Inc. (a wholly owned subsidiary of the Company) (“OTI”) thereby increasing the Company’s consolidated equity ownership of SHH from 7% to 12%. The equity purchase was financed through the issuance of two notes. One of these notes reflecting loans in the amount of $559,000, was issued to Mr. Davies (the “First Note”) in which Mr. Hemsley had a participation of $116,000. The second of the notes in the amount of $800,000 (the “Manning Note”) was issued to James D. Manning, the brother of Patrick T. Manning and one of the SHH shareholders who sold SHH equity securities to OTI. The First Note provided for interest at 14% payable quarterly and was due in October 2000, however, no interest payments were made and the First Note was not repaid in October 2000. In connection with the July 2001 transaction in which the Company increased its ownership of SHH to 80.1%, (the “Sterling Transaction”), accrued unpaid interest in the amount of $134,000 on the First Note was added to the principal, the maturity date of the First Note was extended to July 2005, and the interest rate was reduced to 12%. In connection with the Sterling Transaction, the Company also issued an additional four-year 12% promissory note to each of Messrs. Hemsley ($136,421) and Davies ($250,623) (the “Second Notes”) to repay certain amounts due to them by the Company or OTI, including deferred compensation, the fee (and related interest) owed to them in connection with the acquisition of the second tranche of SHH equity in October 1999, the fee due in July 2001 to them in connection with the Sterling Transaction and a fee for the extension of the First Note.

     In connection with the Sterling Transaction, the maturity date of the Manning Note also was extended to July 2005 and the interest rate was reduced from 14% to 12%. In consideration for the extension of the maturity date and interest rate reduction, Mr. James D. Manning received a zero coupon promissory note due in July 2005 with principal and interest payable at maturity in the aggregate amount of $187,000. Interest and principal on the

First Note, the Second Notes and the Manning Note are payable prior to maturity only to the extent of cash available to Sterling for these payments and as permitted by institutional lenders to Sterling or its subsidiaries.

     After the Sterling Transaction, Mr. Harper and another officer of SHH purchased $300,000 and $100,000, respectively, of the Manning Note from Mr. James D. Manning. As a result, Mr. Harper held a separate note in the principal amount of $300,000, an officer of Sterling General, Inc., a subsidiary of SHH, held a separate note in the principal amount of $100,000, and Mr. James D. Manning held a note in the principal amount of $400,000, in each case, on the same terms and conditions as the Manning Note.

     In September 2003, the First Note, the Manning Note and the Second Notes were amended to provide for a maturity date that is the date the Company is required to purchase the remaining shares of SHH if the holders of those shares exercise their rights to sell such shares to the Company, and to provide for payment of those notes with a combination of cash and five-year notes of the Company.

     In December 2003 prepayments of accrued interest and principal were made to certain of these noteholders. Mr. Harper received a prepayment totaling $86,000 and Mr. Davies received a prepayment totaling $411,000. Mr. Hemsley declined any prepayment of his notes.

     In July 2004, the remaining shareholders of SHH exercised their right to sell their shares of SHH to the Company (the “Put”) for consideration (paid in November 2004) consisting of a combination of cash, stock and five-year notes of the Company bearing interest at an annual rate of 12%. The exercise of the Put triggered the acceleration of the maturity of the other debt issued in July 2001. Those obligations were satisfied in December 2004 through a payment of cash and the issuance of the same form of five-year notes. The cash paid and shares and notes issued were as follows:

Name	Cash	Shares	Five-year Notes
Patrick T. Manning	$460,458	135,474	$365,831
James D. Manning	$660,649	218,357	$2,124,633
Joseph P. Harper, Sr.	$1,045,764	345,437	$3,020,201
Maarten D. Hemsley	$208,397	—	$207,504
Robert M. Davies	$166,876	—	$518,641

     Since March 2001 Mr. Hemsley has provided consulting services to (and since May 2002 has been an employee of) J O Hambro Capital Management Limited as Fund Manager of Leisure & Media Venture Capital Trust plc, and recently of its Trident Private Equity II investment fund, neither of which funds were or are an investor in the Company or any of its affiliates.

     In December 2001, in order to strengthen SCPI’s working capital position, Sterling obtained funding in the amount of $500,000 from members of management and directors, including Messrs. Frickel, Harper and Hemsley, who loaned $155,000, $100,000 and $25,000, respectively. The notes, which ranked senior to debt incurred in the Sterling Transaction, bore interest at 12%, payable monthly. The notes were convertible into shares of common stock of the Company at a conversion price of $2.50 per share at any time prior to the maturity date in December 2004. All holders of these notes converted their debt into common stock on December 31, 2004.

     In January 2003 certain members of management, including Messrs. Harper ($70,000) and Hemsley ($25,000), loaned an aggregate of $250,000 to SCPI for working capital. Under the original terms of the loan, interest at an annual rate of 10% was paid monthly, with a maturity date of July 2003. The maturity date was later extended to December 2003 with the addition of a guarantee by Sterling and was extended again to July 2004 with an increase in the interest rate to 12%. These notes were repaid in full in three installments in January and February 2005.

     In July 2001, Mr. Frickel was elected to the Board of Directors. He is President of R.W. Frickel Company, P.C., an accounting firm based in Michigan that performs certain accounting and tax services for SHH. Fees paid or accrued to R.W. Frickel Company for fiscal 2004 and fiscal 2003 were approximately $82,000 and $60,000, respectively.

     Reference is made to information contained under the headings “Compensation of Directors,” “Employment Contracts and Termination of Employment and Change-in-Control Arrangements,” and “Compensation Committee Interlocks and Insider Participation”.

The following “Performance Graph” and the foregoing “Report of the Audit Committee” and “Report of the Compensation Committee on Executive Compensation” are not and shall not be deemed incorporated by reference into any filings of the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, by implication or by any reference in any such filings to this Proxy Statement.

Performance Graph

The following graph compares the percentage change in the Company’s cumulative total stockholder return on Common Stock for the last five years with (i) the Dow Jones Total Return Index, a broad market index, and (ii) the Dow Jones Heavy Construction Index, a group of companies whose marketing strategy is focused on a limited product line, such as civil construction, over the same period. Both indices are published in The Wall Street Journal.

The returns are calculated assuming the value of an investment of $100 in the Company’s common stock and in each index on the Company’s 1999 fiscal year-end and that all dividends were reinvested into additional shares of common stock; however, the Company paid no dividends during the periods shown. The graph lines merely connect the beginning and end of the periodic measuring dates and do not reflect fluctuations between those dates. The historical stock performance shown on the graph is not intended to, and may not be indicative of, future stock performance.

	Dow Jones – Heavy	Dow Jones – Total Return	Sterling Construction
	Construction Index	Index	Company, Inc.
1999	100	100	100
2000	117	91	90
2001	123	80	128
2002	103	62	133
2003	141	81	345
2004	171	91	395

Principal Accountant Fees and Services

     The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2004 and 2003 by its current independent auditors, Grant Thornton LLP:

	FY 2004	FY 2003
Audit Fees	$210,000	$220,000
Audit-Related Fees	—	—
All Other Fees	$20,000	$21,400

     Audit fees include the fees for the separate audit of SHH in 2003 and SHH and SCPI in 2002 as well as the consolidated audit of the Company and resolution of issues that arose during the audit process.

     Items included in the “All other fees” category include services related to the valuation of the Put and other matters. The Audit Committee determined that services provided in the “All other fees” category did not impair the independence of Grant Thornton LLP.

     All of the 2003 fees listed above were approved by the Audit Committee. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of service and the estimated fees for the service. During the approval process, the Audit Committee considers the impact of the type of service and the related fee on the independence of the accounting firm so that they are compatible with maintaining the independence of the accounting firm and in compliance with SSEC rules and regulations. During the year, the Audit Committee also reviews any changes to the estimates.

INDEPENDENT AUDITORS

Grant Thornton, LLP has served as the Company’s independent auditors since September 2001 and was retained for each of fiscal 2002, 2003 and 2004.

A representative of Grant Thornton LLP is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the meeting other than the election of directors. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their best judgment on such matters.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal that a stockholder intends to present at the 2006 Annual Meeting of Stockholders must be submitted to the Secretary of the Company no later than February 1, 2006 in order to be considered timely received.

By Order of the Board of Directors
Roger M. Barzun, Secretary

STERLING CONSTRUCTION COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received a Notice of the Annual Meeting of Stockholders of Sterling Construction Company, Inc. (the “Company”) to be held on May 19, 2005 at 3:00 p.m. local time at the offices of Sterling Construction Company, Inc., 20810 Fernbush Lane, Houston, TX 77073 or at any adjournment thereof (the “Annual Meeting”) and the Board of Directors’ Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Patrick T. Manning, Joseph P. Harper, Sr. and Karen A. Stempinski, and each of them (with full power of substitution) as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned holds any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

☑ Please mark your votes as in this example.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.

1.	Election of three directors (or if the nominee is not available for election, such substitute as the Board of Directors may designate).

Nominees	Class	Term
Joseph P. Harper, Sr.	I	Three years
Patrick T. Manning	I	Three years
David R. A. Steadman	I	Three years

FOR ALL NOMINEES	☐

WITHHOLD FROM ALL NOMINEES	☐

☐

INSTRUCTION: To withhold authority for any individual nominee, write the nominee’s name in the space provided above.

If you wish to vote in accordance with the recommendations of the Board of Directors, you need only sign and date this proxy on the reverse side — you need not mark any boxes.

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment thereof.

FOR ☐           AGAINST ☐          ABSTAIN ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please sign exactly as your name appears hereon. Joint owners should both sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:

Signature:	Date:

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.